UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2007

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 LASKIN ROAD VIRGINIA BEACH VA	23451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   757-422-4055

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

          On October 16, 2007, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that it will report financial results before the market opens on Tuesday, October 23, 2007. D. Ben Berry, Chairman and Chief Executive Officer of the Corporation, along with members of the executive team, will provide an overview of third quarter performance and business highlights in a conference call and simultaneous web cast to be held at 10 a.m. E.T. Tuesday, October 23. To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, October 23, 2007 at 12:00 PM through midnight on October 30, 2007 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 257812. The call will be simultaneously broadcast live via the investor relations page on the Corporation's website, www.gwfh.com. The event will be archived on the Corporation's website for 30 days.

          The Bank is a regional community bank with a total of thirty-one full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and twelve in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (2), Moyock, Nags Head, Plymouth, and Roper, in addition to a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. Visit the Bank's web site at www.gatewaybankandtrust.com.

          The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01(d): Exhibits

Exhibit 99.1       Press release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
October 17, 2007 (Date)	/s/ THEODORE L. SALTER Theodore L. Salter Senior Executive Vice President and Chief Financial Officer